Exhibit 99.2

JBOSS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEET

As of March 31, 2006

(in thousands, except per share data)

March 31, 2006
ASSETS
Current assets
Cash and cash equivalents	$5,429
Accounts receivable, less allowance for doubtful accounts of $258	7,162
Prepaid expenses and other current assets	1,352

Total current assets	13,943

Fixed assets, net	2,577
Intangible assets, net	1,152
Restricted cash	108
Other assets	2,327

Total assets	$20,107

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Note payable	$1,032
Accounts payable	1,450
Accrued expenses	4,316
Deferred revenue	14,973

Total current liabilities	21,771

Long-term note payable	2,985
Long-term deferred revenue	1,792
Other liabilities	638

Total liabilities	27,186

Series A redeemable convertible preferred stock $0.001 par value 9,974,533 shares authorized, issued and outstanding (liquidation preference of $10,957,014)	10,885

Stockholders’ deficit
Common stock	23
Additional paid-in capital	1,548
Accumulated deficit	(19,538)
Accumulated other comprehensive loss	3

Total stockholders’ deficit	(17,964)

Total liabilities and stockholders’ deficit	$20,107

JBOSS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2006 and March 31, 2005

(in thousands)

	March 31, 2006	March 31, 2005
Subscription and services revenues	$6,450	$2,757
Cost of goods sold	(1,697)	(1,043)

Gross profit	4,753	1,714

Operating expenses
Sales and marketing	4,554	2,040
Research and development	2,001	955
General and administrative	1,976	960

Total operating expenses	8,531	3,955

Loss from operations	(3,778)	(2,241)
Other expense	—	(79)
Interest income/(expense)	(98)	27

Net loss	$(3,876)	$(2,293)

JBOSS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2006 and March 31, 2005

(in thousands)

	March 31, 2006	March 31, 2005
Cash Flows From Operating Activities:
Net loss	$(3,876)	$(2,293)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	$288	$189
Stock-based compensation expenses	130	93
Changes in operating assets and liabilities:
Accounts receivable, net	(1,090)	(1,101)
Prepaid expenses and other assets	(857)	31
Accounts payable and accrued expenses	2,364	540
Deferred revenue	3,079	1,068

Net cash provided by (used in) operating activities	38	(1,473)

Cash Flows From Investing Activities:
Purchased technology	—	(200)
Purchases of property and equipment	(884)	(951)

Net cash used in investing activities	(884)	(1,151)

Cash Flows From Financing Activities:
Proceeds from exercise of stock options	18	8
Debt payments	(80)	—

Net cash provided by (used in) financing activities	(62)	8

Effect of exchange rate changes on cash	2	(22)

Net decrease in cash and cash equivalents	(906)	(2,638)
Cash and cash equivalents, beginning of period	6,335	8,650

Cash and cash equivalents, end of period	$5,429	$6,012

JBOSS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Interim Financial Information

The unaudited interim consolidated balance sheet as of March 31, 2006 and the unaudited statements of operations and statements of cash flow for the three months ended March 31, 2006 and March 31, 2005 have been prepared by JBoss pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These consolidated statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the consolidated balance sheet, consolidated statements of operations, and consolidated statements of cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America. Operating results for the three month period ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted in accordance with the SEC’s rules and regulations for interim reporting.

Share-Based Compensation

Prior to January 1, 2006, JBoss accounted for share-based compensation pursuant to the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and accordingly no compensation expense was recorded for stock options or other share-based awards to employees and non-employee directors that were granted with an exercise price equal to or above the market value per share of the JBoss’ stock on the grant date. For awards granted with an exercise price less than the market value of the stock on the grant date, the award’s intrinsic value was recorded as deferred compensation and reported as a separate component of stockholders’ deficit. The deferred compensation was amortized to compensation expense over the vesting period of the award.

For the three months ended March 31, 2006, share-based compensation expense is considered immaterial.

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